Exhibit 99.2

Grom Social Enterprises, Inc. Announces Closing of $10.0 Million Public Offering

BOCA RATON, June 21, 2021 (GLOBE NEWSWIRE) -- via NewMediaWire -- Grom Social Enterprises, Inc. (NASDAQ: GROM) (“Grom”, the “Company”) a social media platform and original content provider for children under the age of 13, today announced the closing of its previously announced underwritten public offering of 2,409,639 units at a public offering price of $4.15 per unit for aggregate gross proceeds of approximately $10.0 million prior to deducting underwriting discounts, commissions, and other offering expenses. Each unit issued in the offering was comprised of one share of common stock and one warrant to purchase one share of common stock. Each warrant is exercisable for one share of common stock at an exercise price of $4.565 per share and will expire five years from issuance. In addition, the Company granted the underwriters a 45-day option to purchase up to an additional 361,445 shares of common stock and/or warrants to purchase up to 361,445 shares of common stock at the public offering price less the underwriting discounts and commissions. The common stock and warrants began trading on the Nasdaq on June 17, 2021 under the symbols “GROM” and “GROMW”, respectively.

EF Hutton, division of Benchmark Investments, LLC, acted as sole book-running manager and Revere Securities LLC acted as co-manager for the offering.

The Securities and Exchange Commission ("SEC") declared effective a registration statement on Form S-1 (File No. 333-253154) relating to these securities on June 16, 2021. A final prospectus relating to this offering was filed with the SEC. The offering was made only by means of a prospectus, copies of which may be obtained, when available, from: EF Hutton, division of Benchmark Investments LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicategroup@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Grom Social Enterprises, Inc.

Grom Social Enterprises, Inc. is a leading social media platform and original content provider of entertainment for children under 13 years of age; providing safe and secure digital environments for kids that can be monitored by their parents or guardians. The Company has several operating subsidiaries, including Grom Social, which delivers its content through mobile and desktop environments (web portal and apps) that entertain children, let them interact with friends, access relevant news, and play proprietary games, while teaching them about being a good digital citizen. The Company owns and operates Top Draw Animation, Inc., which produces award-winning animation content for some of the largest international media companies in the world. The Company also includes Grom Educational Services, which has provided web filtering services for K-12 schools, government and private business. For more information, please visit gromsocial.com.

Forward-Looking Statements

This press release may contain forward-looking statements about Grom Social Enterprises activities that are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods, and other risks set forth in the Company's filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Among other matters, the Company may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to general stock market conditions. We have incurred and will continue to incur significant expenses in the expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long-term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. All forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Contact:

INVESTOR RELATIONS

(561) 287-5776

Investor Relations Contact:

TraDigital IR

John McNamara

+1-917-658-2602

john@tradigitalir.com